Exhibit 10.33

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[**]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

NON-EXCLUSIVE LICENSE AGREEMENT

This Non-Exclusive License Agreement (this “Agreement”), made and entered into as of October 21, 2011 (the “Effective Date”), is by and between, on the one hand, F. Hoffmann-La Roche Ltd, a corporation organized under the laws of Switzerland, with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”) and Hoffmann-La Roche Inc., a corporation organized under the laws of the State of New Jersey, with an office and place of business at 340 Kingsland Street, Nutley, New Jersey 07110, U.S.A. (“Roche Nutley”; Roche Basel and Roche Nutley together referred to as “Roche”), and, on the other hand, Arrowhead Research Corporation, a corporation organized under the laws of the State of Delaware, having a primary business address at 225 South Lake Avenue, 3rd Floor, Pasadena, California 91101(“Arrowhead”) (collectively, the “Parties”, or each separately, a “Party” ).

WHEREAS, Arrowhead and Roche are concurrently entering into a business transaction pursuant to a stock and asset purchase agreement dated as of the date hereof and in connection with such transaction each of Roche and Arrowhead desire to obtain an non-exclusive license under certain patent rights belonging to the other Party; and

WHEREAS, the Parties are willing to grant such licenses under the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE 1 – DEFINITIONS

As used in this Agreement, the following terms, when used with initial capital letters, shall have the following respective meanings, the singular shall include the plural and vice-versa:

1.1 “Affiliate” shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with a Party to this Agreement. For the purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control. Notwithstanding the above, Chugai Pharmaceutical Co. Ltd., 1-1 Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo, 103-8324, Tokyo, 104-8301, Japan (“Chugai”), shall not be deemed an Affiliate of Roche, unless Roche opts for the inclusion of Chugai by giving written notice to Arrowhead.

1.2 “Arrowhead Field” shall mean researching, developing, and/or commercializing products related to RNA interference.

1.3 “Arrowhead Patent Rights” shall mean the patents and patent applications listed in attached Schedule A and any patents or patent applications in the Territory claiming priority thereto, including all substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protections certificates or any like filing thereof, and provisional applications of any such patents and patent applications and any international equivalent of the foregoing.

1.4 “Arrowhead Licensed Product” shall mean any invention claimed in the Roche Patent Rights that is within the Arrowhead Field.

1.5 “Roche Field” shall mean all fields excluding the Arrowhead Field.

1.6 “Roche Patent Rights” shall mean the patents and patent applications listed in attached Schedule B and any patents or patent applications in the Territory claiming priority thereto, including all substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protections certificates or any like filing thereof, and provisional applications of any such patents and patent applications and any international equivalent of the foregoing.

1.7 “Roche Licensed Product” shall mean any invention claimed in the Arrowhead Patent Rights that is within the Roche Field.

1.8 “Territory” means the entire world.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 2 – LICENSE GRANT

2.1 License Grant.

(a) Arrowhead hereby grants to Roche and its Affiliates an irrevocable, fully paid up, royalty-free, non-exclusive license, including the right to sublicense, under the Arrowhead Patent Rights to make or have made, use, sell, offer for sale and import and otherwise exploit, Roche Licensed Product in the Territory. Should this Agreement or the rights granted to Roche hereunder terminate for any reason, Arrowhead shall be obligated to acknowledge and assume any sublicense granted by Roche to a Roche sublicensesee on the same terms and conditions as if Arrowhead were Roche.

(b) Roche hereby grants to Arrowhead and its Affiliates an irrevocable, fully paid up, royalty-free, non-exclusive license, including the right to sublicense, under the Roche Patent Rights to make or have made, use, sell, offer for sale and import and otherwise exploit, Arrowhead Licensed Product in the Territory. Should this Agreement or the rights granted to Arrowhead hereunder terminate for any reason, Roche shall be obligated to acknowledge and assume any sublicense granted by Arrowhead to an Arrowhead sublicensesee on the same terms and conditions as if Roche were Arrowhead.

2.2 Limitations. Any rights not expressly granted to a Party in Section 2.1 shall be retained by the Party owning the patent rights.

2.3 Caveats.

(a) Arrowhead shall have no obligation to file, prosecute or maintain any patent or patent application within the Arrowhead Patent Rights. Subject to Section 7.1, if Arrowhead assigns any patent or patent application within the Arrowhead Patent Rights, then Arrowhead shall ensure that the assignee agrees in writing to be bound by the terms and conditions of this Agreement including Section 2.1(a).

(b) Roche shall have no obligation to file, prosecute or maintain any patent or patent application within the Roche Patent Rights. Subject to Section 7.1, if Roche assigns any patent or patent application within the Roche Patent Rights, then Roche shall ensure that the assignee agrees in writing to be bound by the terms and conditions of this Agreement including Section 2.1(b).

(c) If Arrowhead were to identify a patent or patent application that (i) was on file with a patent office as of the Effective Date, (ii) claims an invention within the Arrowhead Field, and (iii) reasonably could have been considered for inclusion as a Roche Patent Right as of the Effective Date, then, upon written notice from Arrowhead, Roche shall within thirty (30) days after Roche receives such notice either (x) make such patent or patent application part of the Roche Patent Rights as of the Effective Date, or (y) notify Arrowhead that it reasonably objects the inclusion of such patent or patent application in the Roche Patent Rights, specifying in reasonable detail (without the need to disclose Roche confidential information) the basis for Roche’s conclusion, in which case such patent or patent application shall not be part of the Roche Patent Rights.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2.4 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “Intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.

ARTICLE 3 – WARRANTIES AND REPRESENTATIONS

3.1 Warranties. Each Party hereby represents, warrants and covenants to the other Party as follows:

(a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

(b) it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(c) it has the full right and authority to grant the rights as set forth in this Agreement;

(d) this Agreement has been duly authorized, executed and delivered and constitutes such Party’s legal, valid and binding obligations, enforceable against it in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to the availability of particular remedies under general equity principles; and

(e) this Agreement does not conflict with such Party’s duties and obligations under any other agreement to which such Party is bound.

3.2 Covenants. Each Party hereby covenants that after the Effective Date it will not enter into any oral or written agreement or arrangement that would be inconsistent with its obligations and the rights granted under this Agreement and shall comply with all applicable laws and regulations relating to its activities under this Agreement.

3.3 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSES GRANTED IN THIS AGREEMENT. FURTHERMORE, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A WARRANTY THAT ANY PATENT IS VALID OR ENFORCEABLE OR A PARTY’S USE OF THE PATENTS LICENSED UNDER THIS AGREEMENT WILL NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 4 – PUBLICITY

Neither Party shall make any public statement with respect to this Agreement, beyond acknowledging its existence if asked, nor shall either of the Parties disclose to any third party the terms of this Agreement without the prior written consent of the other Party, except as required by law or regulation or where the content of such statement is already public knowledge as of the date of such statement due to no fault of the disclosing Party.

ARTICLE 5 – INDEMNIFICATION

5.1 Indemnification.

(a) Roche shall indemnify, defend and hold harmless Arrowhead and its Affiliates, and each of its and their respective employees, officers, directors and agents from and against any and all liabilities, claims, demands, expenses (including, without limitation, reasonable fees and expenses for attorneys and other professionals), losses or causes of action asserted by a third party (each, a “Liability” and collectively “Liabilities”) arising out of or in connection with: (i) the breach by Roche or its Affiliates of any material representation, warranty, covenant or other provision of this Agreement, or (ii) the use of the Arrowhead Patent Rights by Roche or its Affiliates.

(b) Arrowhead shall indemnify, defend and hold harmless Roche and its Affiliates, and each of its and their respective employees, officers, directors and agents from and against any and all Liabilities arising out of or in connection with (i) the breach by Arrowhead or its Affiliates of any material representation, warranty, covenant or other provision of this Agreement, or (ii) the use of the Roche Patent Rights by Arrowhead or its Affiliates.

5.2 Procedure. The indemnified Party shall promptly notify the indemnifying Party in writing of any claim, complaint, suit, proceeding, cause of action or other potential Liability for which it intends to claim such indemnification (for purposes of this Section, each a “Claim”), and the indemnifying Party shall have sole control of the defense and/or settlement thereof; provided that the indemnified Party shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such Claim. The indemnification under this Article 5 shall not apply to amounts paid with respect to settlement of any Claim if such settlement is effected without the prior written consent of the indemnified Party, which consent will not be unreasonably withheld, delayed, or conditioned. The failure to deliver written notice to the indemnifying Party within a reasonable period of time after the commencement of any such Claim, if prejudicial to its ability to defend such action, shall relieve indemnifying Party of any liability to indemnified Party under this Article for that specific Claim, but the omission to

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

so deliver written notice to indemnifying Party shall not relieve indemnifying Party of any other liability to indemnified Party. Without limiting the foregoing, indemnified Party shall keep indemnifying Party fully informed of the progress of any Claim for which it intends to claim indemnification under this Article 5. Indemnifying Party shall not be responsible for any costs or expenses incurred by indemnified Party without indemnifying Party’s prior written consent, which consent will not be unreasonably withheld. Without indemnified Party’s prior written consent (such consent not to be unreasonably withheld, delayed, or conditioned), indemnifying Party may not settle a Claim if such settlement would impose any monetary obligation on indemnified Party, require indemnified Party to submit to an injunction, limit indemnified Party’s material rights under this Agreement, or affect any intellectual property rights of indemnified Party.

5.3 Insurance. Each Party shall maintain, through purchase or self-insurance, adequate insurance, including products liability coverage and comprehensive general liability insurance, adequate to cover its obligations under this Agreement and which are consistent with normal business practices of prudent companies similarly situated.

ARTICLE 6 – TERM AND TERMINATION

6.1 Term. This Agreement shall be effective as of the Effective Date and shall continue in effect until the expiration of the last to expire patent within the Arrowhead Licensed Patent Rights and the Roche Licensed Patent Rights, unless terminated earlier under this Article.

6.2 Termination for Breach or Bankruptcy. This Agreement may be terminated by written notice at any time:

(a) by either Party, if the other Party is in breach of its material obligations hereunder and has not cured such breach within ninety (90) days after written notice requesting cure of the breach with reasonable detail of the particulars of the alleged breach; or

(b) by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such other Party’s business, or if a substantial portion of such other Party’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

6.3 Termination for Patent Challenge.

(a) Arrowhead shall have the right to terminate this Agreement with respect to a given patent within the Arrowhead Licensed Patent Rights upon delivery of thirty (30) days written notice to Roche, if Roche, or its Affiliates or sublicensees, challenges or knowingly supports a challenge to the validity of such patent in any country of the Territory and does not withdraw such challenge or support to such challenge within such notice period.

(b) Roche shall have the right to terminate this Agreement with respect to a given patent within the Roche Licensed Patent Rights upon delivery of thirty (30) days written notice to Arrowhead, if Arrowhead, or its Affiliates or sublicensees, challenges or knowingly supports a challenge to the validity of such patent in any country of the Territory and does not withdraw such challenge or support to such challenge within such notice period.

6.4 Survival. Articles 1, 4, 5, and 7 and Sections 2(a)(i), 2(b)(i) shall survive the expiration and any termination of this Agreement. Except as provided for in this Article 6m all other provisions of the expiration or termination of this Agreement.

ARTICLE 7 – MISCELLANEOUS

7.1 Assignment. This Agreement and the rights and obligations hereunder may not be assigned, delegated, sold, transferred, (except as expressly permitted hereunder) or otherwise disposed of, by operation of law or otherwise, to any third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any attempted assignment, delegation, sale, transfer, sublicense or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section 7.1 shall be a material breach of this Agreement by the attempting Party, and shall be void and without force or effect; provided, however, either Party may, without such consent, assign this Agreement and its rights and obligations hereunder, in whole or in part, to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the Field, or in the event of its merger or consolidation or change in control or similar transaction. This Agreement shall be binding upon, and inure to the benefit of each Party, its Affiliates, and its permitted successors and assigns. Each Party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

7.2 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, U.S.A., without giving effect to conflict of law principles.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

7.3 Waiver. Any delay or failure in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of such rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

7.4 Independent Relationship. Nothing in this Agreement shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their respective Affiliates, agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

7.5 Entire Agreement; Amendment. This Agreement sets forth the complete, final and exclusive agreement between the Parties with respect to the subject matter hereof and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties, whether oral or in writing. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party. Each Party in deciding to execute this Agreement has not relied on any understanding, agreement, representation or promise by the other Party which is not explicitly set forth herein.

7.6 Notices. Any notice required or permitted to be given or sent under this Agreement shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the Parties at the addresses and facsimile numbers indicated below.

If to Arrowhead to:	Arrowhead Research Corporation
225 South Lake Avenue, 3rd Floor
Parsadena, California 91101
Telephone No.: + 1 626 304-3400
Attn: Christopher Anzalone, Ph.D.
Facsimile No.: +1 626 204-3401

with copy to:	Fanelli Haag PLLC
1909 K Street, N.W., Suite 1120
Washington, D.C. 20006
Attn: Thomas Haag, Ph.D., Esq.
Facsimile No.: +1 202 706-7920

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

and
Ropes & Gray, LLP
3 Embarcadero Center
San Francisco, California 94111
Attn: Ryan A. Murr, Esq.
Facsimile No.: +1 415 315-6026

If to Roche to:	F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
4070 Basel
Switzerland
Attn: Legal Department
Facsimile No.: +41 61 688 13 96

and	Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110 U.S.A.
Attn. Corporate Secretary
Facsimile No.: +1 973 235-3500

with copies to:	F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
4070 Basel
Switzerland
Attn: Guido Kaiser

and	Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110 U.S.A.
Attn. Petra Sansom

Any such notice shall be deemed to have been received on the date actually received. Either Party may change its address or its facsimile number by giving the other Party written notice, delivered in accordance with this Section 7.6.

7.7 Force Majeure. Failure of any Party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such Party to any liability to the other Party if such failure is due to any cause beyond the reasonable control of such non-performing Party (“Force Majeure”). Causes of non-performance constituting Force Majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

or machinery, interruption of or delay in to transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right. The Party affected shall promptly notify the other Party of the condition constituting Force Majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligation with all possible speed; provided, however, that nothing contained herein shall require any Party to settle on terms unsatisfactory to such Party any strike, lock-out or other labor difficulty, any investigation or proceeding by any public authority, or any litigation by any third party. If a condition constituting Force Majeure as defined herein exists for more than ninety (90) consecutive days, the Parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable.

7.8 Severability. If any provision of this Agreement is declared illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared illegal, invalid or unenforceable by order of such court; provided, however, that in the event that the terms and conditions of this Agreement are materially altered, the Parties will, in good faith, renegotiate the terms and conditions of this Agreement to reasonably substitute such illegal, invalid or unenforceable provisions in light of the intent of this Agreement.

7.9 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

7.10 Captions. The captions of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

7.11 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement including, without limitation, any filings with any antitrust agency which may be required.

7.12 Third-Party Beneficiaries. This Agreement is not intended to confer any rights or remedies hereunder upon any person or entity that is not a Party to this Agreement.

[SIGNATURE PAGE FOLLOWS]

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties intending to be legally bound have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ARROWHEAD

By:	/s/ Christopher Anzalone
Name: Christopher Anzalone
Title: Chief Executive Officer

HOFFMANN-LA ROCHE INC.

By:	/s/ Guido Kaiser	By:	/s/ Peter Trybus
Name: Guido Kaiser		Name: Peter Trybus
Title: Legal Representative		Title: Legal Representative

F. HOFFMANN-LA ROCHE LTD

By:	/s/ Guido Kaiser	By:	/s/ Peter Trybus
Name: Guido Kaiser		Name: Peter Trybus
Title: Legal Representative		Title: Legal Representative

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE A

[**]

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE B

[**]

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.